                                                                  EXHIBIT 99.m16

                     AMENDMENT NO. 3 TO MASTER DISTRIBUTION
                    AND INDIVIDUAL SHAREHOLDER SERVICES PLAN
                                       OF
                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                       AMERICAN CENTURY MUTUAL FUNDS, INC.
               AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

                                     C Class

     THIS  AMENDMENT NO. 3 TO MASTER  DISTRIBUTION  AND  INDIVIDUAL  SHAREHOLDER
SERVICES PLAN is made as of the 27th day of February,  2004 by each of the above named  corporations  (the "Issuers").  Capitalized  terms not otherwise  defined herein shall have the meaning  ascribed to them in the Master  Distribution  and
Individual Shareholder Services Plan.

                                    RECITALS

     WHEREAS,  the  Issuers  are parties to a certain  Master  Distribution  and
Individual Shareholder Services Plan dated March 1, 2001, to be effective May 1,
2001 and amended April 30, 2001 and September 3, 2003 (the "Plan"); and

     WHEREAS,  American  Century  Mutual  Funds,  Inc.,  has added a new series,
Capital Growth Fund (the "Fund"), for which the Fund's board has established a C class of shares; and

     WHEREAS,  the parties  desire to amend the Plan to adopt the Plan on behalf of the Fund.

     NOW,  THEREFORE,  in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

     1. American Century Mutual Funds,  Inc. hereby adopts the Plan on behalf of the Fund, in accordance  with Rule 12b-1 under the 1940 Act and on the terms and conditions contained in the Plan.

     2. Schedule A to the Plan is hereby amended by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

     3. After the date  hereof,  all  references  to the Plan shall be deemed to mean the Master  Distribution  and  Individual  Shareholder  Services  Plan,  as
amended by this Amendment No. 3.

     4. In the event of a conflict between the terms of this Amendment No. 3 and the Plan,  it is the  intention of the parties that the terms of this  Amendment
No. 3 shall  control and the Plan shall be  interpreted  on that  basis.  To the extent the provisions of the Plan have not been amended by this Amendment No. 3, the parties hereby confirm and ratify the Plan.

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     5. This Amendment No. 3 may be executed in two or more  counterparts,  each of which shall be an original and all of which  together  shall  constitute  one instrument.

     IN WITNESS  WHEREOF,  the undersigned have executed this Amendment No. 3 as of the date first above written.

                                AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                                AMERICAN CENTURY MUTUAL FUNDS, INC.
                                AMERICAN CENTURY STRATEGIC ASSET
                                ALLOCATIONS, INC.
                                AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

                                BY:  /s/ Charles A. Etherington
                                     -----------------------------------------
                                     Charles A. Etherington
                                     Vice President of each of the Issuers

                                       2

                                   SCHEDULE A

                         Series Offering C Class Shares

Series                                                     Date Plan Adopted
------                                                     -----------------

AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
>>       Equity Income Fund                                  May 1, 2001
>>       Value Fund                                          May 1, 2001
>>       Small Cap Value Fund                                May 1, 2001
>>       Large Company Value Fund                            May 1, 2001

AMERICAN CENTURY MUTUAL FUNDS, INC.
>>       Growth Fund                                         May 1, 2001
>>       Ultra Fund                                          May 1, 2001
>>       Vista Fund                                          May 1, 2001
>>       Heritage Fund                                       May 1, 2001
>>       Select Fund                                         September 3, 2002
>>       New Opportunities II Fund                           September 3, 2002
>>       Large Company Growth Fund                           September 3, 2002
>>       Capital Growth Fund                                 February 27, 2004

AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
>>       Strategic Allocation: Aggressive Fund               May 1, 2001
>>       Strategic Allocation: Moderate Fund                 May 1, 2001

AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
>>       Global Growth Fund                                  May 1, 2001
>>       International Growth Fund                           May 1, 2001
>>       Life Sciences Fund                                  May 1, 2001
>>       Technology Fund                                     May 1, 2001
>>       Emerging Markets Fund                               May 1, 2001
>>       European Growth Fund                                May 1, 2001

By:   /s/ Charles A. Etherington
-----------------------------------------
Name:  Charles A. Etherington
Title:  Vice President
Date:  February 27, 2004

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